Exhibit 99.1

JOINT FILING AGREEMENT

                The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Crystal River Capital, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: February 26, 2010.

BROOKFIELD ASSET MANAGEMENT INC

By:	/s/ Catherine Johnston
Name: Catherine Johnston
Title: Corporate Secretary

PARTNERS LIMITED

By:	/s/ Loretta M. Corso
Name: Loretta M. Corso
Title: Secretary

NORMA INVESTMENTS SP ZO.O

By:	/s/ Danesh Varma
Name: Danesh Varma
Title: Director

IMAGINE INSURANCE COMPANY LIMITED

By:	/s/ George A. Gleadall
Name: George A. Gleadall
Title: Director

By:	/s/ Kerry-Ann N. Cato
Name: Kerry-Ann N. Cato
Title: Company Secretary

CRSYTAL RIVER CAPITAL ADVISORS, LLC

By:	/s/ Jonathan C. Tyras
Name: Jonathan C. Tyras
Title: Vice President